EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

●	Total contract drilling revenues were $690 million (total adjusted contract drilling revenues of $747 million), compared with $773 million in the third quarter of 2020 (total adjusted contract drilling revenues of $830 million);
●	Revenue efficiency(1) was 97.2%, compared with 96.6% in the prior quarter;
●	Operating and maintenance expense was $465 million, compared with $470 million in the prior period;
●	Net loss attributable to controlling interest was $37 million, $0.06 per diluted share, compared with net income attributable to controlling interest of $359 million, $0.51 per diluted share, in the third quarter of 2020;
●	Adjusted net loss was $209 million, $0.34 per diluted share, excluding $172 million of net favorable items. This compares with adjusted net loss of $69 million, $0.11 per diluted share, in the previous quarter;
●	Adjusted EBITDA was $210 million, compared with adjusted EBITDA of $338 million in the prior quarter; and
●	Contract backlog was $7.8 billion as of the February 2021 Fleet Status Report.

STEINHAUSEN, Switzerland—February 22, 2021—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $37 million, $0.06 per diluted share, for the three months ended December 31, 2020.

Fourth quarter 2020 results included net favorable items of $172 million, or $0.28 per diluted share, as follows:

●	$137 million, $0.22 per diluted share, gain on retirement of debt; and
●	$37 million, $0.06 per diluted share, related to discrete tax items, partially offset by:
●	$2 million of other net unfavorable items.

After consideration of these net favorable items, fourth quarter 2020 adjusted net loss was $209 million, $0.34 per diluted share.

Contract drilling revenues for the three months ended December 31, 2020, decreased sequentially by $83 million to $690 million, primarily due to reduced activities for two rigs that were idle, one rig that demobilized from Canada to Norway and two rigs undertaking out-of-service maintenance in Brazil.

A non-cash revenue reduction of $57 million was recognized in both the fourth and third quarters as a result of contract intangible amortization associated with the Songa and Ocean Rig acquisitions.

Operating and maintenance expense was $465 million, compared with $470 million in the prior quarter. The sequential decrease was primarily the result of decreased activity partially offset by higher in-service maintenance costs, out-of-service costs for the two rigs in Brazil, and a $20 million increase in our allowance for excess materials and supplies.

General and administrative expense was $50 million, up from $45 million in the third quarter of 2020. The increase was primarily due to legal, professional and advisory fees.

Interest expense, net of amounts capitalized, was $117 million, reduced from $145 million, primarily as a result of our debt exchanges in the third quarter and debt repurchases in the fourth quarter. Interest income was $2 million, compared with $6 million in the previous quarter.

The Effective Tax Rate(2) was (147.9)%, down from (7.0)% in the prior quarter. The decrease was primarily due to benefits derived from the CARES Act and favorable changes in tax rates for various jurisdictions, partially offset by lower earnings before taxes due to a gain on debt restructuring booked in the prior quarter. The Effective Tax Rate excluding discrete items was (39.9)% compared to (45.6)% in previous quarter.

Net cash provided by operating activities was $278 million, compared to $81 million in the prior quarter. The fourth quarter cash provided by operating activities increased primarily due to collections of certain receivables and decreased income tax payments, payments to suppliers and interest payments.

Fourth quarter 2020 capital expenditures of $47 million were primarily related to our newbuild drillships under construction coupled with capital upgrades for certain rigs in our fleet. This compares with $65 million in the previous quarter.

“I would like to recognize and thank the entire Transocean team for once again producing solid operating and financial results in the fourth quarter,” said President and Chief Executive Officer Jeremy Thigpen. “In the face of unprecedented challenges, we generated revenue efficiency of 97%, clearly demonstrating our commitment to delivering reliable and efficient operations for our customers, while keeping personnel on our rigs healthy and safe.”

Thigpen added: “As a direct result of our strong performance in 2020, we generated over $1 billion in EBITDA, which, when combined with the multiple financing transactions consummated throughout the year, further bolstered our liquidity position. This liquidity, coupled with our industry-leading $7.8 billion backlog, provides us the financial stability to continue to invest in our people, the maintenance of our assets, and the development and deployment of new technologies that will further differentiate us in the eyes of our customers and shareholders.”

“Looking forward, we are mindful of the various challenges facing us; however, we believe that improving longer-term market fundamentals, and the increasing list of opportunities on the horizon bode well for an improvement in contracting activity later this year and into next.”

Full Year 2020

For the year ended December 31, 2020, net loss attributable to controlling interest totaled $567 million, or $0.92 per diluted share. Full year results included $101 million, or $0.16 per diluted share, net unfavorable items listed as follows:

●	$597 million, $0.97 per diluted share, loss on impairment of assets,
●	$62 million, $0.10 per diluted share, loss on impairment of investments in unconsolidated affiliates,
●	$61 million, $0.10 per diluted share, loss on disposal of assets; and
●	$5 million, $0.01 per diluted share, in restructuring costs, including severance.

These unfavorable items were partially offset by:

●	$533 million, $0.87 per diluted share, gain on restructuring and retirement of debt; and
●	$91 million, $0.15 per diluted share, related to discrete tax items.

After consideration of these net unfavorable items, adjusted net loss for 2020 was $466 million, $0.76 per diluted share.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Tuesday, February 23, 2021, to discuss the results. To participate, dial +1 323-794-2588 and refer to conference code 3168985 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CET, on Tuesday, February 23, 2021. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 3168985 and pin 2562. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Years ended December 31,
	2020	2019	2018

Contract drilling revenues	$3,152	$3,088	$3,018

Costs and expenses
Operating and maintenance	2,000	2,140	1,799
Depreciation and amortization	781	855	818
General and administrative	183	193	188
	2,964	3,188	2,805
Loss on impairment	(597)	(609)	(1,464)
Loss on disposal of assets, net	(84)	(12)	—
Operating loss	(493)	(721)	(1,251)

Other income (expense), net
Interest income	21	43	53
Interest expense, net of amounts capitalized	(575)	(660)	(620)
Gain (loss) on restructuring and retirement of debt	533	(41)	(3)
Other, net	(27)	181	46
	(48)	(477)	(524)
Loss before income tax expense	(541)	(1,198)	(1,775)
Income tax expense	27	59	228

Net loss	(568)	(1,257)	(2,003)
Net loss attributable to noncontrolling interest	(1)	(2)	(7)
Net loss attributable to controlling interest	$(567)	$(1,255)	$(1,996)

Loss per share, basic and diluted	$(0.92)	$(2.05)	$(4.27)
Weighted average shares, basic and diluted	615	612	468

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2020	2019

Assets
Cash and cash equivalents	$1,154	$1,790
Accounts receivable, net	583	654
Materials and supplies, net	434	479
Restricted cash and cash equivalents	406	558
Other current assets	163	159
Total current assets	2,740	3,640

Property and equipment	23,040	24,281
Less accumulated depreciation	(5,373)	(5,434)
Property and equipment, net	17,667	18,847
Contract intangible assets	393	608
Deferred income taxes, net	9	20
Other assets	995	990
Total assets	$21,804	$24,105

Liabilities and equity
Accounts payable	$194	$311
Accrued income taxes	28	64
Debt due within one year	505	568
Other current liabilities	659	781
Total current liabilities	1,386	1,724

Long-term debt	7,302	8,693
Deferred income taxes, net	315	266
Other long-term liabilities	1,366	1,555
Total long-term liabilities	8,983	10,514

Commitments and contingencies

Shares, CHF 0.10 par value, 824,650,660 authorized, 142,363,647 conditionally authorized, 639,676,165 issued and 615,140,276 outstanding at December 31, 2020, and 639,674,422 authorized, 142,365,398 conditionally
authorized, 617,970,525 issued and 611,871,374 outstanding at December 31, 2019	60	59
Additional paid-in capital	13,501	13,424
Accumulated deficit	(1,866)	(1,297)
Accumulated other comprehensive loss	(263)	(324)
Total controlling interest shareholders’ equity	11,432	11,862
Noncontrolling interest	3	5
Total equity	11,435	11,867
Total liabilities and equity	$21,804	$24,105

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2020	2019	2018

Cash flows from operating activities
Net loss	$(568)	$(1,257)	$(2,003)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	215	187	112
Depreciation and amortization	781	855	818
Share-based compensation expense	31	37	45
Loss on impairment	597	609	1,464
Loss on impairment of investment in unconsolidated affiliates	62	—	—
Loss on disposal of assets, net	84	12	—
(Gain) loss on restructuring and retirement of debt	(533)	41	3
Gain on termination of construction contracts	—	(132)	—
Deferred income tax expense (benefit)	60	248	(16)
Other, net	83	41	6
Changes in deferred revenues, net	(73)	43	(139)
Changes in deferred costs, net	12	(33)	34
Changes in other operating assets and liabilities, net	(353)	(311)	234
Net cash provided by operating activities	398	340	558

Cash flows from investing activities
Capital expenditures	(265)	(387)	(184)
Proceeds from disposal of assets, net	24	70	43
Investments in unconsolidated affiliates	(19)	(77)	(107)
Cash paid in business combinations, net of cash acquired	—	—	(883)
Proceeds from maturities of unrestricted and restricted investments	5	123	507
Deposits to unrestricted investments	—	—	(173)
Other, net	(2)	3	—
Net cash used in investing activities	(257)	(268)	(797)

Cash flows from financing activities
Proceeds from issuance of debt, net of discounts and issue costs	743	1,056	2,054
Repayments of debt	(1,637)	(1,325)	(2,105)
Proceeds from investments restricted for financing activities	—	—	26
Payments to terminate derivative instruments	—	—	(92)
Other, net	(36)	(43)	(30)
Net cash used in financing activities	(930)	(312)	(147)

Net decrease in unrestricted and restricted cash and cash equivalents	(789)	(240)	(386)
Unrestricted and restricted cash and cash equivalents, beginning of period	2,349	2,589	2,975
Unrestricted and restricted cash and cash equivalents, end of period	$1,560	$2,349	$2,589

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Contract Drilling Revenues (in millions)	2020	2020	2019	2020	2019
Contract drilling revenues
Ultra-deepwater floaters	$440	$490	$502	$2,094	$1,957
Harsh environment floaters	250	283	278	1,046	1,069
Deepwater floaters	—	—	—	—	7
Midwater floaters	—	—	12	12	55
Total contract drilling revenues	$690	$773	$792	$3,152	$3,088

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Average Daily Revenue (1)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	$342,100	$329,300	$336,800	$324,500	$337,900
Harsh environment floaters	357,500	372,500	307,700	339,600	298,500
Midwater floaters	—	—	119,400	111,400	118,400
Total drilling fleet	$347,500	343,500	$317,700	$327,500	$313,400

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Utilization (2)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	52%	60%	56%	59%	51%
Harsh environment floaters	74%	75%	76%	73%	78%
Midwater floaters	—%	—%	33%	37%	37%
Total drilling fleet	58%	65%	61%	62%	58%

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Revenue Efficiency (3)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	97%	97%	98%	97%	99%
Harsh environment floaters	98%	96%	94%	95%	95%
Midwater floaters	—%	—%	91%	86%	99%
Total drilling fleet	97%	97%	96%	96%	97%

(1) Average daily revenue is defined as contract drilling revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/20	12/31/20	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20
Adjusted Net Loss
Net income (loss) attributable to controlling interest, as reported	$(567)	$(37)	$(530)	$359	$(889)	$(497)	$(392)
Restructuring costs	5	(1)	6	5	1	1	—
Loss on impairment of assets	597	—	597	—	597	430	167
Loss on disposal of assets, net	61	—	61	61	—	—	—
Loss on impairment of investment in unconsolidated affiliates	62	3	59	—	59	59	—
(Gain) loss on restructuring and retirement of debt	(533)	(137)	(396)	(449)	53	(4)	57
Discrete tax items	(91)	(37)	(54)	(45)	(9)	10	(19)
Net loss, as adjusted	$(466)	$(209)	$(257)	$(69)	$(188)	$(1)	$(187)

Adjusted Diluted Loss Per Share:
Diluted earnings (loss) per share, as reported	$(0.92)	$(0.06)	$(0.86)	$0.51	$(1.45)	$(0.81)	$(0.64)
Restructuring costs	0.01	—	0.01	0.01	—	—	—
Loss on impairment of assets	0.97	—	0.97	—	0.97	0.70	0.28
Loss on disposal of assets, net	0.10	—	0.10	0.09	—	—	—
Loss on impairment of investment in unconsolidated affiliates	0.10	—	0.10	—	0.10	0.10	—
(Gain) loss on restructuring and retirement of debt	(0.87)	(0.22)	(0.65)	(0.65)	0.09	(0.01)	0.09
Discrete tax items	(0.15)	(0.06)	(0.09)	(0.07)	(0.02)	0.02	(0.03)
Diluted loss per share, as adjusted	$(0.76)	$(0.34)	$(0.42)	$(0.11)	$(0.31)	$—	$(0.30)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(1,255)	$(51)	$(1,204)	$(825)	$(379)	$(208)	$(171)
Restructuring costs	6	5	1	—	1	1	—
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on terminated construction contracts	(132)	(132)	—	—	—	—	—
Loss on retirement of debt	41	2	39	12	27	9	18
Discrete tax items and other, net	(150)	(110)	(40)	(10)	(30)	(5)	(25)
Net loss, as adjusted	$(887)	$(263)	$(624)	$(234)	$(390)	$(209)	$(181)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(2.05)	$(0.08)	$(1.97)	$(1.35)	$(0.62)	$(0.34)	$(0.28)
Restructuring costs	0.01	0.01	—	—	—	—	—
Gain on bargain purchase	(0.02)	—	(0.02)	—	(0.02)	(0.01)	—
Loss on impairment of assets	0.99	0.04	0.97	0.96	—	—	—
(Gain) loss on disposal of assets, net	0.01	—	0.01	0.01	—	—	—
Gain on terminated construction contracts	(0.22)	(0.22)	—	—	—	—	—
Loss on retirement of debt	0.07	—	0.06	0.02	0.05	0.01	0.03
Discrete tax items and other, net	(0.24)	(0.18)	(0.07)	(0.02)	(0.05)	—	(0.05)
Diluted loss per share, as adjusted	$(1.45)	$(0.43)	$(1.02)	$(0.38)	$(0.64)	$(0.34)	$(0.30)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/20	12/31/20	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20

Contract drilling revenues	$3,152	$690	$2,462	$773	$1,689	$930	$759
Contract intangible amortization	215	57	158	57	101	53	48
Adjusted Contract Drilling Revenues	$3,367	$747	$2,620	$830	$1,790	$983	$807

Net income (loss)	$(568)	$(39)	$(529)	$359	$(888)	$(497)	$(391)
Interest expense, net of interest income	554	115	439	139	300	149	151
Income tax expense (benefit)	27	23	4	(24)	28	32	(4)
Depreciation and amortization	781	189	592	190	402	196	206
Contract intangible amortization	215	57	158	57	101	53	48
EBITDA	1,009	345	664	721	(57)	(67)	10

Restructuring costs	5	(1)	6	5	1	1	—
Loss on impairment of assets	597	—	597	—	597	429	168
Loss on disposal of assets, net	61	—	61	61	—	—	—
(Gain) loss on restructuring and retirement of debt	(533)	(137)	(396)	(449)	53	(4)	57
Loss on impairment of investment in unconsolidated affiliates	62	3	59	—	59	59	—
Adjusted EBITDA	$1,201	$210	$991	$338	$653	$418	$235

EBITDA margin	30%	46%	25%	87%	(3)%	(7)%	1%
Adjusted EBITDA margin	36%	28%	38%	41%	36%	43%	29%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19

Contract drilling revenues	$3,088	$792	$2,296	$784	$1,512	$758	$754
Contract intangible amortization	187	47	140	48	92	47	45
Adjusted Contract Drilling Revenues	$3,275	$839	$2,436	$832	$1,604	$805	$799

Net loss	$(1,257)	$(55)	$(1,202)	$(825)	$(377)	$(206)	$(171)
Interest expense, net of interest income	617	150	467	155	312	156	156
Income tax expense (benefit)	59	(24)	83	54	29	37	(8)
Depreciation and amortization	855	207	648	212	436	219	217
Contract intangible amortization	187	47	140	48	92	47	45
EBITDA	461	325	136	(356)	492	253	239

Restructuring costs	6	5	1	—	1	1	—
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on retirement of debt	41	2	39	12	27	9	18
Gain on termination of construction contracts	(132)	(132)	—	—	—	—	—
Adjusted EBITDA	$979	$223	$756	$245	$511	$257	$254

EBITDA margin	14%	39%	6%	(43)%	31%	31%	30%
Adjusted EBITDA margin	30%	27%	31%	29%	32%	32%	32%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019

Income (loss) before income taxes	$(16)	$335	$(79)	$(541)	$(1,198)
Restructuring costs	(1)	5	5	5	6
Gain on bargain purchase	—	—	—	—	(11)
Loss on impairment of assets	—	—	25	597	609
(Gain) loss on disposal of assets, net	—	61	(2)	61	5
Loss on impairment of investment in unconsolidated affiliates	3	—	—	62	—
Gain on terminated construction contracts	—	—	(132)	—	(132)
(Gain) loss on restructuring and retirement of debt	(137)	(449)	2	(533)	41
Adjusted loss before income taxes	$(151)	$(48)	$(181)	$(349)	$(680)

Revenues recognized for the settlement of disputes				(157)
Adjusted loss before income taxes for determining effective tax rate				(506)

Income tax expense (benefit)	$23	$(24)	$(24)	$27	$59
Restructuring costs	—	—	—	—	—
Gain on bargain purchase	—	—	—	—	—
Loss on impairment of assets	—	—	—	—	—
(Gain) loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliates	—	—	—	—	—
Gain on terminated construction contracts	—	—	—	—	—
(Gain) loss on restructuring and retirement of debt	—	—	—	—	—
Changes in estimates (1)	41	43	110	95	150
Revenues recognized for the settlement of disputes	(4)	2	—	(4)	—
Adjusted income tax expense (2)	$60	$21	$86	$118	$209

Effective Tax Rate (3)	(147.9)%	(7.0)%	30.3%	(5.1)%	(4.9)%

Effective Tax Rate, excluding discrete items (4)	(39.9)%	(45.6)%	(47.2)%	(23.4)%	(30.7)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended December 31, 2020 included $25 million of additional tax expense, reflecting the cumulative effect of an increase in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.